Exhibit 23.6

VIA SEDAR / EDGAR

Ontario Securities Commission, as Principal Regulator

British Columbia Securities Commission

Alberta Securities Commission

Autorité des marchés financiers

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Sierra Metals Inc. (the “Company”)

Annual Information Form for the Company’s fiscal year ended December 31, 2018, incorporated by reference into the Company’s Prospectus Supplement dated October 10, 2017 to the Short Form Base Shelf Prospectus dated June 29, 2017 (the “Prospectus Supplement”) and the Annual Report incorporated by reference into the Company’s registration statement on Form F-10 (Registration No. 333-218076) (the “Registration Statement”)

Consent of Qualified Person

Reference is made to the Annual Report on Form 40-F for the fiscal year ended December 31, 2018 of the Company (the “Form 40-F”), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Reference is also made to the Annual Information Form of the Company for the year ended December 31, 2018 (the “AIF”), and its incorporation by reference: (i) into the Prospectus Supplement, and (ii) as an exhibit to and incorporated by reference into the Form 40-F.

I hereby consent to the: (i) inclusion of the summary section of the report entitled “NI 43-101 Preliminary Economic Assessment (PEA) for the Yauricocha Mine, Peru” dated effective July 31, 2017 (the “Yauricocha PEA”), the summary section of the report entitled “NI 43-101 Preliminary Economic Assessment (PEA) for the Cusi Mine, Chihuahua State, Mexico” dated effective August 31, 2017 (the “Cusi PEA”), and the summary section of the report entitled “NI 43-101 Preliminary Economic Assessment (PEA) for the Bolivar Mine, Mexico” dated effective October 31, 2017 (the “Bolivar PEA”) in the AIF and any amendments thereto, and the incorporation of this report in the AIF, (ii) incorporation of the AIF in the Form 40-F and any amendments thereto, and in the Company's Registration Statement, including the prospectus contained therein, as amended or supplemented, (iii) incorporation by reference of the AIF and any amendments thereto, into the Prospectus Supplement and (iv) being named in, and the use of the Yauricocha PEA, the Cusi PEA and the Bolivar PEA, or portions thereof prepared, reviewed and/or approved by me, in the AIF and Form 40-F.

I also hereby confirm that I have read the AIF and have no reason to believe that there are any misrepresentations in the information contained therein derived from the Yauricocha PEA, the Cusi PEA or the Bolivar PEA, or within my knowledge as a result of the services I performed in connection with the Yauricocha PEA, the Cusi PEA or the Bolivar PEA.

[Signature page follows]

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Dated: March 28, 2019

/s/ Augusto Chung
Augusto Chung, FAusIMM CP

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